EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42388, 333-55374 and 333-82928) of Blue Martini Software, Inc. of our report dated March 29, 2002, except for Note 13, which is as of April 16, 2002, relating to the financial statements of The Cybrant Corporation, which appears in the Current Report on Form 8-K/A of Blue Martini Software, Inc. dated April 16, 2002.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 26, 2002